STEVEN H. FELDERSTEIN, State Bar No. 056978
PAUL J. PASCUZZI, State Bar No. 148810
FELDERSTEIN FITZGERALD
WILLOUGHBY & PASCUZZI LLP
400 Capitol Mall, Suite 1450
Sacramento, Ca 95814
Telephone: (916) 329-7400
Facsimile: (916) 329-7435

Attorneys For Consolidated Debtor

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF CALIFORNIA

SACRAMENTO DIVISION

In Re: LARGE SCALE BIOLOGY CORPORATION, et al., Consolidated Debtor. Tax ID #77-0154648	CASE NO. 06-20046-A-11 Jointly Administered Chapter 11 DCN: FWP-42 Date: August 20, 2007 Time: 9:00 a.m. Crtrm: 28

MOTION TO APPROVE SALE OF GRAMMR RELATED ASSETS TO NOVICI
BIOTECH LLC FREE AND CLEAR OF INTERESTS SUBJECT TO OVERBIDS AND
RELATED RELIEF

Large Scale Biology Corporation, et al. (“LSBC” or “Consolidated Debtor”), files this motion to approve the sale of the GRAMMR related assets (“GRAMMR Assets”) to Novici Biotech LLC for $100,000, subject to adjustments, free and clear of interests, subject to overbids (the “Motion”), and in support of this Motion, respectfully represents:

JURISDICTION

1.           The Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 1334 and 157. This matter concerns the administration of the bankruptcy estates herein, and accordingly, this is a core proceeding pursuant to 28 U.S.C. §§ 157(b)(2)(A) and (O).  Venue is proper pursuant to 28 U.S.C. §§ 1408 and 1409.  The statutory basis for relief is 11 U.S.C. §§ 105, 363, and 365.  Federal Rules of Bankruptcy Procedure 2002, 6004 and 9014 are applicable to this proceeding.

MOTION TO APPROVE SALE OF GRAMMR ASSETS
AND RELATED RELIEF

2.           LSBC filed its bankruptcy petition on January 9, 2006. LSBC’s case is jointly administered with the cases of its two subsidiaries, Large Scale Bioprocessing, Inc, and Predictive Diagnostics, Inc., pursuant to order of the Court.  The Debtors’ First Amended Joint Plan of Liquidation, as modified, was confirmed by order of this Court entered October 12, 2006, and went effective on October 23, 2006 (the “Plan”).  The Plan provides in section 6.3 that transactions outside the ordinary course of business shall be approved by the Court, except transactions that have a net effect of less than $25,000.  Because the Consolidated Debtor wants a forum for presentation of overbids and because GRAMMR was a primary asset category of LSBC, the Consolidated Debtor files this Motion for Court approval.

RELIEF REQUESTED

3.           The Consolidated Debtor respectfully requests the Court enter an order:

a.           Authorizing the Consolidated Debtor to sell the GRAMMR related assets (defined below) pursuant to the Asset Purchase Agreement, attached to the Exhibit Document filed herewith as Exhibit 1, to Novici Biotech LLC (“Novici Biotech”) for $100,000, subject to adjustments and subject to overbids;

b.           Transferring the GRAMMR Assets pursuant to Bankruptcy Code section 363(f) free and clear of the following interests:

i.           Any and all liens, claims, interests, and encumbrances of Kevin J. Ryan, Kentucky Technology, Inc., Agility Capital, LLC, Earl L. White, Robert Erwin IRA, and Kevin Ryan IRA, as such liens either do not attach to the intellectual property or have been satisfied in full;

ii.           The lien of Woodlawn Foundation with such lien to attach to the proceeds of sale, if it has not been otherwise satisfied in full; and

iii.           All liens, claims, interests, and encumbrances of any party who was served with this Motion.

c.           Considering any overbids presented at the hearing on this Motion and reserving the right to continue the hearing on this Motion if more time is needed for overbids;

MOTION TO APPROVE SALE OF GRAMMR ASSETS
AND RELATED RELIEF

d.           Approving a break up fee of up to $5,000 in the event of a successful overbid to represent reimbursement of Novici Biotech’s reasonable expenses incurred in the sale as provided in the Asset Purchase Agreement; and

e.           For such other and further relief as is just and appropriate in the circumstances of this case.

BACKGROUND FACTS SPECIFIC TO MOTION

4.           LSBC is a biotechnology company, founded in 1987 to use new methods of genetic engineering to produce pharmaceutical proteins and vaccines at a lower cost than is possible with traditional manufacturing methods.

5.           The confirmed Plan provides for the liquidation of all of the assets of the estate.  One of the categories of asset groups owned by the estate and available for payment of claims against the estate is the GRAMMR Assets.  LSBC developed a novel DNA shuffling technology called GRAMMRTM (Genetic ReAssortment by MisMatch Resolution) that can generate large libraries of extensively shuffled gene sequences faster and more efficiently than traditional DNA shuffling technologies.  GRAMMRTM technology was developed to greatly reduce the complications of DNA shuffling and to empower the user with greater control over the molecular evolution process.  GRAMMRTM technology is a proprietary tool that LSBC believed had significant value.  LSBC has had limited ongoing operations using the GRAMMRTM technology during the pre- and post-confirmation period, which bolster the credibility and value of the technology and are supported by revenue from a contract with the U.S. Department of Defense (“DoD Contract”).

6.           LSBC is the owner of all right, title and interest in and to the certain patents and patent applications relating to GRAMMR technology (including the commercial laboratory license to Geneware); equipment (including computers, servers, and transferable software licenses) and supplies used to conduct the DoD Contract; biological materials, DNA and proteins associated with the GRAMMR program, along with any transferable licenses or permits for their use; the carved-out commercial laboratory license to Geneware for use with GRAMMR and the DoD contract; good faith cooperation of the Consolidated Debtor to facilitate the transfer of the DoD Contract to Novici Biotech; and good faith cooperation of the Consolidated Debtor to facilitate Novici Biotech obtaining a new lease for the current space used by the Consolidated Debtor to perform services for the DoD Contract (collectively, the “GRAMMR Assets”).  Novici Biotech also has agreed as part of the sale to clean up the existing .premises to the satisfaction of the landlord in order to terminate the existing month to month lease by the Consolidated Debtor.,

MOTION TO APPROVE SALE OF GRAMMR ASSETS
AND RELATED RELIEF

7.           By this Motion, the Consolidated Debtor is requesting Court authority to sell the GRAMMR Assets to Novici Biotech for $100,000 subject to adjustments, on an “as is” and “where is” basis, subject to overbids.  Novici Biotech will pay $25,000 plus any applicable sales tax as an initial payment, and pay the balance of $75,000 as follows:  If the contract between the LSBC and DoD is successfully transferred to Novici Biotech and resumed on the current terms for the remaining 12 months, then Novici Biotech will pay an additional $75,000 in ten monthly installments of $7,500 per month that the contract remains in place, beginning 60 days after the restart of the DoD Contract.  Novici Biotech is obligated to use its best efforts to obtain agreement of DoD to transfer the contract from LSBC to Novici Biotech, and Novici Biotech is obligated to use its best efforts to secure continued employment at the current Vacaville location for the LSBC staff currently paid under the DoD Contract, including continuation of benefits.  In addition, Novici Biotech will also pay the Consolidated Debtor 20% of Novici Biotech annual net profit during the 24 month period following acquisition of the GRAMMR assets by Novici Biotech.1

OVERBID SALE PROCEDURES

8.           If any party desires to make an overbid on the GRAMMR Assets, they must comply with the overbid procedures set forth herein and in the Asset Purchase Agreement, subject to any further Court order.

9.           Overbids must be received by the Plan Administrator and Counsel by 3:00 p.m. on Friday, August 17, 2007.2  In addition, any party seeking to make an overbid must be present at the hearing on this Motion.  The bid must be accompanied bye a $5,000 deposit (by cashier’s check or wire transfer), which shall be refundable if the party is not the winning bidder. Tile bidder must show its ability to pay the purchase price to the satisfaction of the Plan Administrator and the Court including but not limited to showing available cash to pay the purchase price.

1      Novici Biotech is a group headed by former LSBC employee Dr. Hal Padgett and also involving former officer and board member Robert Erwin.  Dr. Padgett and Mr. Erwin have been involved with the Consolidated Debtor’s efforts during the bankruptcy case and during the liquidation phase as well.

2      Counsel for LSBC is Paul J. Pascuzzi of Felderstein Fitzgerald Willoughby & Pascuzzi LLP, 400 Capitol Mall, Suite 1450, Sacramento, CA 95814, Phone: (916) 329-7400, Fax: (916) 329-7435, ppascuzzi@ffwplaw.com.  The Plan Administrator is Randy Sugarman, Sugarman & Company LLP, 44 Montgomery Street, Suite 1310, San Francisco, CA 94104, Phone: (415) 395¬7501, Fax (415) 658-2858, rsugarman@sugarman-company.com.

MOTION TO APPROVE SALE OF GRAMMR ASSETS
AND RELATED RELIEF

10.           The minimum initial overbid must be worth at least $105,000 ($5,000 more than the Purchase Price), or such other amount as is set by the Court at the hearing.

11.           The Deposit by the winning bidder shall become non-refundable upon Court approval of the party as the winning bidder.

12.           The Consolidated Debtor has agreed to a payment of $5,000 as a breakup fee as the reasonable expenses incurred by Novici Biotech if it is not the highest bidder at the sale. If such costs are lower than $5,000, the lower amount shall be the break up fee.

DISCUSSION

13.           Section 363(b) of the Bankruptcy Code empowers a trustee to “...sell,...other than in the ordinary course of business, property of the estate.” 11 U.S.C. § 363(b). In considering a proposed sale, courts look at whether the sale is in the best interests of the estate based on the facts and the history of the case. In re America West Airlines, 166 B.R. 908, 912 (Bankr. D. Ariz. 1994) (citing In re Lionel Corp., 722 F.2d 1063, 1071 (2d Cir. 1983)); see also, In re Mozer, 302 B.R. 892, 897 (C.D.Cal. 2003) (sale must be fair, equitable, and in the best interests of the estate). This requires an examination of the “business justification” for the proposed sale. In re 240 North Brand Partners, Ltd., 200 B.R. 653 (9th Cir. BAP 1996); In re Wilde Horse Enterprises, Inc., 136 B.R. 830 (Bankr. C.D. Cal. 1991); In re Ernst Home Center, Inc., 209 B.R. 974 (Bankr. W.D. Wash. 1997). The Trustee has “broad power” under section 363 to sell property of an estate, and indicates that “the manner of sale is within the discretion of the Trustee....” In re The Canyon Partnership, 55 B.R. 520, 524 (Bankr. S.D. Cal. 1985).

MOTION TO APPROVE SALE OF GRAMMR ASSETS
AND RELATED RELIEF

14.           The confirmed Plan provides for the Consolidated Debtor to complete the orderly liquidation of the Consolidated Debtor’s business and assets, including possible sale as a whole to one purchaser or the sale of related business units, and to distribute the proceeds consistent with the requirements of the Bankruptcy Code and orders of the Bankruptcy Court previously entered in the cases.
I

15.    The Asset Purchase Agreement contemplates an assignment of the USAMRIID contract to Novici Biotech. However, the assignment is not a condition of the sale and is subject to the consent of USAMRIID. Novici Biotech is obligated to use its best efforts to obtain agreement of DoD to transfer the contract from LSBC to Novici Biotech, with which the Consolidated Debtor will cooperate.

16.           In order to achieve this goal, the Consolidated Debtor employed Venturi & Company LLC (“Venturi”) as its investment bankers to:

a.           Assist the Consolidated Debtor in formulating the marketing strategy related to the sale, transfer or assumption of any of the operations, assets, liabilities and/or stock of the Consolidated Debtor;

b.           Prepare information materials highlighting the investment considerations of the Consolidated Debtor and/or all of its businesses and/or assets to third parties, as appropriate;

c.           Identify, classify and contact third parties and facilitate their due diligence by responding to inquiries and providing additional information, as appropriate; and

d.           Evaluate offers, assist in negotiations and review and analyze any securities or other consideration offered to the Consolidated Debtor in connection with a sale, transfer or assumption of any of the operations, assets, liabilities and/or stock of the Consolidated Debtor.

 17. Venturi has been actively marketing the Consolidated Debtor’s assets since September 12, 2006. Since then, Venturi has worked with LSBC’s former officers and employees to identify potential purchasers for all of the primary asset categories listed in the Plan and Disclosure Statement. Numerous contacts have been made with most of the targeted potential purchasers. In this process, Venturi has made contacts and solicited offers from over 175 strategic and financial parties, including prospective purchasers in other countries. Despite this extensive marketing program and the substantial efforts of Venturi, only a small number of qualified parties expressed interest in the GRAMMR Assets. Venturi and the Consolidated Debtor’s special counsel worked with those parties to arrive at an asset purchase agreement. At this point, it is the Consolidated Debtor’s informed opinion, after consultation with Venturi and

MOTION TO APPROVE SALE OF GRAMMR ASSETS
AND RELATED RELIEF

special counsel, that the terms of the offer from Novici Biotech. aro tilhg highest and best offer available for the GRAMMR Assets. The Consolidated Debtor will serve this Motion on the other prospective purchasers and encourage them to participate in the overbid process. See Declaration of Lindsay Hoover filed in support of this Motion.3

18. Since the Plan was confirmed, the Consolidated Debtor has been working diligently to solicit offers for the assets of the estate. Each month, however, the Consolidated Debtor incurs significant costs for maintaining the patents, rent for its offices, and fees for the investment bankers. Given the level of interest for the GRAMMR Assets and the ongoing operating costs, the Consolidated Debtor believes that there is no further benefit to the estate by delaying the sale of the GRAMMR Assets in the hope that some other party might be interested at a future date. While the initial sale price is much less than the projected value in the disclosure statement, there continues to be the prospect of potential overbids that may increase the price significantly. Moreover, the Consolidated Debtor may lose the DoD Contract because of certain financial requirements that the Consolidated Debtor cannot meet as an entity in liquidation. While the DoD Contract revenues have been providing some funding to cover the estate’s liquidating costs, the Consolidated Debtor expects that to end in the coming months. The Consolidated Debtor also has filed motions to approve sales of most of the other primary categories of assets. The Consolidated Debtor expects to be wrapping up the case and distributing the limited funds available to creditors. Further, if Novici Biotech is successful in negotiating with the landlord for existing space, Novici Biotech has agreed to allow the Consolidated Debtor access free of charge for at least 90 days to allow the Consolidated Debtor to wrap up the case. Thus, the appropriate business justification for the sale of the GRAMMR Assets exists and the Court should approve the sale, subject to overbids, as fair, equitable, and in the best interests of the estate.4

MOTION TO APPROVE SALE OF GRAMMR ASSETS
AND RELATED RELIEF

3 The GRAMMR Assets were valued in the First Amended Disclosure Statement in the range of $1 million to $5 million.

The $75,000 contingent payment and the 20% of net profits aspect of the sale are uncertain as to whether they will ever be collected by the Consolidated Debtor. However, the Consolidated Debtor believes that the purchaser is highly motivated to keep the DoD Contract going and will make every effort to do so. Also, given the lack of any other purchasers, the Consolidated Debtor is able to obtain some consideration for these assets under this transaction.

19.           The agreement with Novici Biotech requires that this, GRAMMR Assets be transferred to the purchaser free and clear of all liens, claims and encumbrances. ‘de Consolidated Debtor contends that any and all liens, claims, interests, and encumbrances of Kevin J. Ryan, Kentucky Technology, Inc., Agility Capital, LLC, Earl L. White, Robert Erwin IRA, and Kevin Ryan IRA, either do not attach to the GRAMMR Assets or have been satisfied in full based on prior Court approved transactions. With respect to the lien of Woodlawn Foundation, the Consolidated Debtor’s landlord, the court approved settlement agreement provides for its consent to any sales of assets, and Woodlawn’s lien will attach to the proceeds of sale to the extent the obligation has not already been satisfied. To the extent any party disagrees with the Consolidated Debtor on any of these points, or makes any claim to the GRAMMR Assets, the claimed liens, claims, encumbrances, and interests are subject to a bona fide dispute. See Declaration of Randy Sugarman filed herewith. To be a bona fide dispute under section 363(f)(4), there must be an objective basis for either a factual or legal dispute as to the validity of the debt. In re Octagon Roofing, 123 B.R. 583, 590 (Bankr. ND. Ill. 1991); In re Collins, 180 B.R. 447, 452 (Bankr. E.D.Va. 1995). To qualify as a bona fide dispute, the propriety of the lien does not have to be the subject of an immediate or concurrent adversary proceeding. In re Gaylord Grain L.L.C., 306 B.R 624, 627-28 (8fil Cir. BAP 2004). The sale should be approved free and clear of any such interests with such interests attaching to the sale proceeds.

20.           This Motion is supported by the Declaration of Lindsay Hoover from Venturi & Company and the Declaration of Randy Sugarman, the Plan Administrator.

MOTION TO APPROVE SALE OF GRAMMR ASSETS
AND RELATED RELIEF

WHEREFORE, the Consolidated Debtor respectfully requests this Court enter an order as follows:

1.           Authorizing the Consolidated Debtor to sell the GRAMMR related assets pursuant to the Asset Purchase Agreement attached to the Exhibit Document filed herewith as Exhibit 1 to Novici Biotech LLC for $100,000, subject to adjustments and subject to overbids;

2.           Transferring the GRAMMR Assets pursuant to Bankruptcy Code section 363(f) free and clear of the following interests:

a.           Any and all liens, claims, interests, and encumbrances of Kevin J. Ryan,
Kentucky Technology, Inc., Agility Capital, LLC, Earl L. White, .Robeitt Erwin IRA, and Kevin Ryan IRA, as such liens either do not attach to the intellectual property or have been satisfied in full;

b.           The lien of Woodlawn Foundation with such lien to attach to the proceeds of sale, if it has not been otherwise satisfied in full; and

c.           All liens, claims, interests, and encumbrances of any party who was served with this Motion.

3.           Considering any overbids presented at the hearing on this Motion and reserving the right to continue the hearing on this Motion if more time is needed for overbids; and

4.           For such other and further relief as is just and appropriate in the circumstances of this case.

Dated: July 31, 2007	FELDERSTEIN FITZGERALD WILLOUGHBY & PASCUZZI LLP

	By:	/s/ Paul J. Pascuzzi
PAUL J. PASCUZZI
Attorneys for Consolidated Debtor